CERTIFICATE OF
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
LIONBRIDGE TECHNOLOGIES, INC.

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Adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware
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The undersigned, being the Chief Executive Officer of Lionbridge Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST:    The Corporation filed its original Certificate of Incorporation and Restated Certificate of Incorporation with the Delaware Secretary of State on October 10, 1997 and June 4, 1998, respectively, under its previous name Lionbridge Technologies Holdings, Inc. The Corporation filed its Second Amended and Restated Certificate of Incorporation and Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on August 25, 1999 and February 28, 2017, respectively, under the name Lionbridge Technologies, Inc.
SECOND:     The Board of Directors of the Corporation (the “Board”) adopted the resolution set forth below proposing the amendment and restatement to the Corporation’s Certificate of Incorporation (as amended and restated, the “Restatement”):
“RESOLVED, that the Certificate of Incorporation of the Corporation be, and it hereby is, amended and restated, in its entirety, in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware as set forth on Exhibit A attached hereto and made a part hereof.”
THIRD:    The Restatement was duly adopted, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, by the Board.
FOURTH:    The Restatement was duly adopted, in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, by the sole stockholder of the Corporation.
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IN WITNESS WHEREOF, the undersigned does hereby certify under penalties of perjury that this Certificate of Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto set her hand this 28th day of February, 2017.

Lionbridge Technologies, Inc.,
a Delaware corporation

By:    /s/ Rory J. Cowan
Rory J. Cowan
Chief Executive Officer

Signature Page- Certificate of Fourth Amended and Restated Certificate of Incorporation

EXHIBIT A
FOURTH AMENDED & RESTATED
CERTIFICATE OF INCORPORATION
OF
LIONBRIDGE TECHNOLOGIES, INC.

ARTICLE ONE
The name of the corporation is Lionbridge Technologies, Inc. (the “Corporation”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent for service of process at such address is The Corporation Trust Company.
ARTICLE THREE
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE FOUR
The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, $0.01 par value per share.
ARTICLE FIVE
The Corporation shall have perpetual existence.
ARTICLE SIX
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation (the “Board”) is expressly authorized to make, alter, adopt, amend or repeal the Bylaws of the Corporation.
ARTICLE SEVEN
The business and affairs of the Corporation shall be managed by or under the direction of the Board. The members of the Board shall be divided into two classes, designated as the “HIG Directors” and the “Non-HIG Directors.” At each meeting of the Board, and in each other circumstance in which the Board is authorized or directed to take any action, the HIG Directors present at such meeting or taking such action shall be collectively entitled to a number of votes (the “HIG Director Votes”) on all matters to be voted on by the Board equal to the sum of one plus the number of Non-HIG Directors present at such meeting or taking such action, with each HIG Director entitled to cast his or her proportionate share of the total HIG Director Votes. Each of the Non-HIG Directors shall be entitled to one vote on all matters to be voted on by the Board.
ARTICLE EIGHT
Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or as set forth in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.
ARTICLE NINE
Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Any amendment or repeal of this Article Tenth shall not adversely affect any right or protection of a director of the Corporation under the General Corporation Law of the State of Delaware existing at the time of such repeal or modification, and shall not apply to or have any effect on the liability or alleged liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
ARTICLE TEN
The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE ELEVEN
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Fourth Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.
ARTICLE TWELVE
If any director of the Corporation who is not, and has not previously been, an employee of the Corporation (each such director, a “Non-Employee Director”), acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Corporation could have an interest or expectancy (a “Competitive Opportunity”), or otherwise is then exploiting any Competitive Opportunity, the Corporation will have no interest in such Competitive Opportunity and no expectation that such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Non-Employee Director shall (i) have no duty to communicate or present such Competitive Opportunity to the Corporation and (ii) have the right to hold any such Competitive Opportunity for such Non-Employee Director’s (and its agents’, partners’ or affiliates’) own account and benefit, or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to or with persons or entities other than the Corporation or any affiliate of the Corporation. No amendment or repeal of this Article Thirteen shall apply to or have any effect on the liability or alleged liability of any Non-Employee Director for or with respect to any opportunities of which such Non-Employee Director becomes aware prior to such amendment or repeal.

ARTICLE THIRTEEN
1.     Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board.
2.    Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.
3.    Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.
4.    Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
5.    Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.
6.    Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (b) by a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum, (c) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (d) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (e) a court of competent jurisdiction.
7.    Subrogation. The Corporation hereby acknowledges that certain directors and officers affiliated with institutional investors (each, an “indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by such institutional investors or certain of their affiliates (collectively, the “Institutional Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the indemnitee are primary and any obligation of the Institutional Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the indemnitee in accordance with this Article without regard to any rights the indemnitee may have against the Institutional Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Institutional Indemnitors from any and all claims against the Institutional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Institutional Indemnitors on behalf of an indemnitee with respect to any claim for which the indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Institutional Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the indemnitee against the Corporation.
8.    Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
9.    Subsequent Amendment. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
10.    Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board, grant indemnification rights to other employees or agents of the

Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.
11.    Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.
12.    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
13.    Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.
14.    Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
15.    Definitions. Terms used herein and defined in Section 145(h) and Section 145(1) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).
16.    Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
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